UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

On November 25, 2008, our wholly-owned subsidiary, RCC Real Estate SPE 3, LLC, which we refer to as SPE 3, entered into a Second Amendment to Master Repurchase Agreement with Natixis Real Estate Capital, Inc., amending the Master Repurchase Agreement dated as of April 12, 2007 between the parties as theretofore amended by the First Amendment to Master Repurchase Agreement dated as of September 25, 2008.  Pursuant to the Second Amendment:

•	The registrant repaid $41.5 million of amounts outstanding under the facility.

•	The maximum facility amount was maintained at $100.0 million, reducing on October 18, 2009 to the amounts then outstanding on the facility.

•	Further repurchase transactions under the facility may be made subject to Natixis’ sole discretion.

•
The repurchase prices for assets remaining subject to the facility on November 25, 2008, referred to as the Existing Assets, were set at an aggregate of $17.0 million.  Premiums over the new repurchase prices are required for early repurchase by SPE 3 of the Existing Assets; however, the premiums will reduce the repurchase price of the remaining Existing Assets.

•	SPE 3’s obligation to pay non-usage fees was terminated.

•	The provision permitting SPE 3 to defer its repurchase obligations for 12 months after the stated April 18, 2010 repurchase date was terminated.

The Second Amendment also modified the method under which the amount of margin maintenance SPE 3 is required to provide is calculated and terminated the revolving cash withdrawal feature of the facility.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Management of a Registrant.

Reference is made to Item 1.01 of this Form 8-K which is incorporated herein by this reference.

Item 9.01           Financial Statement and Exhibits.

(d)	Exhibits
	10.1	Second Amendment to Master Repurchase Agreement between Natixis Real Estate Capital Inc and RCC Real Estate SPE 3, LLC dated as of November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 2, 2008	/s/ David J. Bryant David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX 10.1	Second Amendment to Master Repurchase Agreement between Natixis Real Estate Capital Inc and RCC Real Estate SPE 3, LLC dated as of November 25, 2008.